Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        On October 4, 2005, Whiting Petroleum Corporation (the “Company”) completed its acquisition of the operated interest in the North Ward Estes field in the Permian Basin of West Texas and certain other fields (“North Ward Estes and Ancillary Properties”) from Celero Energy, LP (“Celero”). The purchase price for the North Ward Estes and Ancillary Properties was approximately $459.2 million, which was comprised of $442 million in cash and 441,500 shares of the Company’s common stock. On August 4, 2005, the Company completed its acquisition of the operated interest in the Postle field in Texas County, Oklahoma (the “Postle Properties”) from Celero for $343 million in cash. The effective date of both purchases was July 1, 2005.

        During 2005, the Company also completed two other property acquisitions (collectively, “Other Properties”). On March 31, 2005, the Company acquired operated interests in five producing gas fields in the Green River Basin of Wyoming for a purchase price of $65 million, which was funded by borrowings under the Company’s credit agreement. On June 23, 2005, the Company acquired all of the limited partnership interests in three institutional partnerships, having properties in Louisiana, Texas, Arkansas, Oklahoma and Wyoming, for a purchase price of $30.5 million, which was funded using cash on hand.

        The following unaudited pro forma financial information shows the pro forma effects of i) the consummation of the North Ward Estes and Ancillary Properties acquisition, ii) the public offering of 6,612,500 shares of the Company’s common stock that closed on October 4, 2005 (the “Common Stock Offering”), iii) the private placement of $250 million of the Company’s senior subordinated notes that also closed on October 4, 2005 (the “Senior Subordinated Notes Private Placement”), iv) the use of the net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to pay the remaining cash portion of the purchase price for the North Ward Estes and Ancillary Properties and related fees and expenses, and v) the use of the remaining net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to repay $100 million of the Company’s debt under its credit facility (collectively, the “Transactions”).

        The unaudited pro forma combined statement of operations for the nine months ended September 30, 2005 was prepared as if the Transactions and the acquisitions of the Postle Properties and Other Properties all occurred on January 1, 2005 and includes the pro forma results of the Postle Properties through August 4, 2005 and the pro forma results of the Other Properties from January 1, 2005 up to their respective acquisition dates. The unaudited pro forma combined statement of operations for the for the year ended December 31, 2004 was prepared as if the Transactions and the acquisitions of the Postle Properties and Other Properties all occurred at January 1, 2004. The unaudited pro forma combined balance sheet as of September 30, 2005 assumes that the Transactions all occurred on September 30, 2005. The Company’s historical results include the results from its recent acquisitions beginning on the following dates: Green River Basin of Wyoming, March 31, 2005; limited partnership interests, June 23, 2005; and Postle Properties, August 4, 2005.

        The pro forma financial information also includes the effects of the Company’s $1.2 billion bank credit agreement, which was entered into on August 31, 2005 in connection with the acquisitions of the North Ward Estes and Ancillary Properties and the Postle Properties. The credit agreement had an initial borrowing base of $675 million, which increased to $850 million upon the closing of the North Ward Estes and Ancillary Properties and was then offset by a reduction of $62.5 million upon the closing of the Senior Subordinated Notes Private Placement, thereby resulting in a borrowing base of $787.5 million.

        The statements of revenues and direct operating expenses for the North Ward Estes and Ancillary Properties and the Postle Properties were derived from the historical accounting records of the sellers and prior operators. Although the statements do not include depreciation, depletion and amortization, exploration expense, general administrative expenses, income taxes or interest expense, as described in Notes 3 and 4, these costs have been included on a pro forma basis. The pro forma statements of operations, however, are not necessarily indicative of the Company’s operations going forward, because these statements necessarily exclude various operating expenses attributable to the North Ward Estes and Ancillary Properties and the Postle Properties.

        The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the Transactions or the acquisition of the Postle Properties had occurred on September 30, 2005, January 1, 2005 or January 1, 2004, respectively. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.

UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2005 (in thousands, except share and per share data)

	Whiting Petroleum Corporation September 30, 2005	North Ward Estes and Ancillary Properties (Note 2)	Pro Forma Combined September 30, 2005
ASSETS
TOTAL CURRENT ASSETS	$127,102	$25,394	$152,496

PROPERTY AND EQUIPMENT:
Oil and gas properties, successful efforts method:
Proved properties	1,775,915	463,340	2,239,255
Unproved properties	18,553	--	18,553
Deposit on North Ward Estes acquisition	45,900	(45,900)	--
Other property and equipment	13,911	--	13,911

Total property and equipment	1,854,279	417,440	2,271,719
Less accumulated depreciation, depletion and amortization	(306,911)	--	(306,911)

Total property and equipment, net	1,547,368	417,440	1,964,808

DEBT ISSUANCE COSTS	19,124	5,500	24,624
OTHER LONG-TERM ASSETS	11,781	--	11,781

TOTAL	$1,705,375	$448,334	$2,153,709

LIABILITIES AND STOCKHOLDERS' EQUITY
TOTAL CURRENT LIABILITIES	$159,075	$--	$159,075
ASSET RETIREMENT OBLIGATIONS	36,891	4,164	41,055
PRODUCTION PARTICIPATION PLAN LIABILITY	11,457	234	11,691
TAX SHARING LIABILITY	28,826	--	28,826
LONG-TERM DEBT	735,623	150,000	885,623
DEFERRED INCOME TAXES	63,452	(90)	63,362
LONG-TERM DERIVATIVE LIABILITY	34,053	--	34,053
STOCKHOLDERS' EQUITY:
Common stock, $.001 par value; 75,000,000 shares authorized
29,788,723 shares issued and outstanding as of
September 30, 2005 (36,842,723 shares issued and
outstanding on a combined pro forma basis)	30	7	37
Additional paid-in capital	458,837	294,163	753,000
Accumulated other comprehensive loss	(63,198)	--	(63,198)
Deferred compensation	(2,707)	--	(2,707)
Retained earnings	243,036	(144)	242,892

Total stockholders' equity	635,998	294,026	930,024

TOTAL	$1,705,375	$448,334	$2,153,709

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2005 (in thousands, except per share data)

	Whiting Petroleum Corporation Nine Months Ended September 30, 2005	Postle Properties January 1, 2005 to August 4, 2005	North Ward Estes and Ancillary Properties Nine Months Ended September 30, 2005	Other Properties (Note 1)	Pro Forma Adjustments (Note 3)	Pro Forma Combined September 30, 2005
REVENUES
Oil and gas sales	$374,829	$46,075	$56,061	$8,721	--	$485,686
Loss on oil and gas
hedging activities	(20,689)	--	--	--	--	(20,689)
Interest income and other	319	--	--	--	--	319

Total revenues	354,459	46,075	56,061	8,721	--	465,316

COSTS AND EXPENSES:
Lease operating	70,732	11,065	13,395	1,999	--	97,191
Production taxes	24,558	3,218	3,849	475	--	32,100
Depreciation, depletion
and amortization	64,400	--	--	--	18,104	82,504
Exploration and
impairment	11,999	--	--	--	1,455	13,454
General and administrative	21,636	--	--	--	4,231	25,867
Interest expense	25,018	--	--	--	20,555	45,573

Total costs and expenses	218,343	14,283	17,244	2,474	44,345	296,689

INCOME BEFORE
INCOME TAXES	136,116	$31,792	$38,817	$6,247	(44,345)	168,627

INCOME TAX EXPENSE	(52,541)				(12,549)	(65,090)

NET INCOME	$83,575				$(56,894)	$103,537

NET INCOME PER
COMMON SHARE,
BASIC	$2.82					$2.82

NET INCOME PER
COMMON SHARE,
DILUTED	$2.81					$2.82

WEIGHTED AVERAGE
SHARES OUTSTANDING,
BASIC	29,688				7,054	36,742

WEIGHTED AVERAGE
SHARES OUTSTANDING,
DILUTED	29,705				7,054	36,759

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR
THE YEAR ENDED DECEMBER 31, 2004 (in thousands, except per share data)

	Whiting Petroleum Corporation Year Ended December 31, 2004	Postle Properties Year Ended December 31, 2004	North Ward Estes and Ancillary Properties Year Ended December 31, 2004	Other Properties Year Ended December 31, 2004 (Note 1)	Pro Forma Adjustments (Note 4)	Pro Forma Combined December 31, 2004
REVENUES
Oil and gas sales	$281,057	$60,703	$37,620	$23,147	$--	$402,527
Loss on oil and gas
hedging activities	(4,875)	--	--	--	--	(4,875)
Gain on sale of
marketable securities	4,835	--	--	--	--	4,835
Gain on sale of oil and
gas properties	1,000	--	--	--	--	1,000
Interest income and other	123	--	--	--	--	123

Total revenues	282,140	60,703	37,620	23,147	--	403,610

COSTS AND EXPENSES:
Lease operating	54,212	14,610	11,036	5,011	--	84,869
Production taxes	16,793	3,115	2,176	1,997	--	24,081
Depreciation, depletion
and amortization	54,010	--	--	--	27,795	81,805
Exploration and
impairment	6,329	--	--	--	2,489	8,818
General and
administrative	20,935	--	--	--	6,642	27,577
Interest expense	15,856	--	--	--	34,900	50,756

Total costs and
expenses	168,135	17,725	13,212	7,008	71,826	277,906

INCOME BEFORE INCOME
TAXES	114,005	$42,978	$24,408	$16,139	(71,826)	125,074

INCOME TAX EXPENSE	(43,959)				(4,516)	(48,475)

NET INCOME	$70,046				$(76,342)	$77,229

NET INCOME PER
COMMON SHARE, BASIC	$3.38					$2.78

NET INCOME PER
COMMON SHARE,
DILUTED	$3.38					$2.78

WEIGHTED AVERAGE
SHARES OUTSTANDING,
BASIC	20,735				7,054	27,789

WEIGHTED AVERAGE
SHARES OUTSTANDING
DILUTED	20,768				7,054	27,822

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

        On October 4, 2005, Whiting Petroleum Corporation (the “Company”) completed its acquisition of the operated interest in the North Ward Estes field in the Permian Basin of West Texas and certain other fields (“North Ward Estes and Ancillary Properties”) from Celero Energy, LP (“Celero”). The purchase price for the North Ward Estes and Ancillary Properties was approximately $459.2 million, which was comprised of $442 million in cash and 441,500 shares of the Company’s common stock. On August 4, 2005, the Company completed its acquisition of the operated interest in the Postle field in Texas County, Oklahoma (the “Postle Properties”) from Celero for $343 million in cash. The effective date of both purchases was July 1, 2005.

        During 2005, the Company also completed two other property acquisitions (collectively, “Other Properties”). On March 31, 2005, the Company acquired operated interests in five producing gas fields in the Green River Basin of Wyoming for a purchase price of $65 million (“Green River Basin”), which was funded by borrowings under the Company’s credit agreement. On June 23, 2005, the Company acquired all of the limited partnership interests in three institutional partnerships, having properties in Louisiana, Texas, Arkansas, Oklahoma and Wyoming, for a purchase price of $30.5 million, which was funded using cash on hand.

        The following unaudited pro forma financial information shows the pro forma effects of i) the consummation of the North Ward Estes and Ancillary Properties acquisition, ii) the offering of 6,612,500 shares of the Company’s common stock that closed on October 4, 2005 (the “Common Stock Offering”), iii) the private placement of $250 million of the Company’s senior subordinated notes that also closed on October 4, 2005 (the “Senior Subordinated Notes Private Placement”), iv) the use of the net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to pay the remaining cash portion of the purchase price for the North Ward Estes and Ancillary Properties and related fees and expenses, and v) the use of the remaining net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to repay $100 million of the Company’s debt under its credit facility (collectively, the “Transactions”).

        The unaudited pro forma combined statement of operations for the nine months ended September 30, 2005 was prepared as if the Transactions and the acquisitions of the Postle Properties and Other Properties all occurred on January 1, 2005 and includes the pro forma results of the Postle Properties through August 4, 2005 and the pro forma results of the Other Properties from January 1, 2005 up to their respective acquisition dates. The unaudited pro forma combined statement of operations for the for the year ended December 31, 2004 was prepared as if the Transactions and the acquisitions of the Postle Properties and Other Properties all occurred at January 1, 2004. The unaudited pro forma combined balance sheet as of September 30, 2005 assumes that the Transactions all occurred on September 30, 2005. The Company’s historical results include the results from its recent acquisitions beginning on the following dates: Green River Basin of Wyoming, March 31, 2005; limited partnership interests, June 23, 2005; and Postle Properties, August 4, 2005.

        The Company has prepared the unaudited combined pro forma financial statements to give effect to the following:

•	the sale of 6,612,500 shares of the Company’s common stock at the public offering price of $43.60 per share, generating net proceeds of approximately $277.0 million, after deducting approximately $11.3 million of estimated offering related fees and expenses, including the underwriting discount and commissions; and

•	the sale of $250 million aggregate principal amount of the Company’s senior subordinated notes maturing in 2014 bearing interest at 7%, generating net proceeds of approximately $244.5 million, after deducting approximately $5.5 million of estimated offering related fees and expenses, including the underwriting discount and commissions.

        The pro forma financial information also includes the effects of the Company’s $1.2 billion bank credit agreement, which was entered into on August 31, 2005 in connection with the acquisitions of the North Ward Estes and Ancillary Properties and the Postle Properties. The credit agreement had an initial borrowing base of $675 million, which increased to $850 million upon the closing of the North Ward Estes and Ancillary Properties and was then offset by a reduction of $62.5 million upon the closing of the Senior Subordinated Notes Private Placement, thereby resulting in a borrowing base of $787.5 million.

        The statements of revenues and direct operating expenses for the North Ward Estes and Ancillary Properties and the Postle Properties were derived from the historical accounting records of the sellers and prior operators. Although the statements do not include depreciation, depletion and amortization, exploration expense, general administrative expenses, income taxes or interest expense, as described in Notes 3 and 4, these costs have been included on a pro forma basis. The pro forma statements of operations, however, are not necessarily indicative of the Company’s operations going forward, because these statements necessarily exclude various operating expenses attributable to the North Ward Estes and Ancillary Properties and the Postle Properties.

        The Company believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

        These unaudited pro forma financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the Transactions had occurred on September 30, 2005, January 1, 2005 or January 1, 2004, respectively. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.

        Earnings Per Share – Basic net income per common share of stock is calculated by dividing net income by the weighted average of common shares outstanding during each period. Diluted net income per common share of stock is calculated by dividing net income by the weighted average of common shares outstanding and other dilutive securities. The only securities considered dilutive are unvested restricted stock awards.

2.     PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AS OF SEPTEMBER 30, 2005

        The following adjustments have been made to the accompanying unaudited condensed pro forma balance sheet as of September 30, 2005:

        Current Assets – To reflect the net cash remaining from the aggregate Common Stock Offering and Senior Subordinated Notes Private Placement proceeds of $521.5 million, after i) the remaining cash portion of $396.1 million for the North Ward Estes and Ancillary Properties purchase was funded, and ii) repayment of $100 million in debt under the Company’s credit facility.

        Proved Properties – To record the acquisition of the North Ward Estes and Ancillary Properties for a purchase price of approximately $459.2 million, and to also record the estimated asset retirement cost of $4.2 million related to the properties acquired.

        Deposit On North Ward Estes Acquisition – To reclassify the $45.9 million purchase price deposit paid in August 2005 to proved properties upon the closing of the North Ward Estes and Ancillary Properties acquisition on October 4, 2005.

        Debt Issuance Costs – To record the capitalization of approximately $5.5 million in financing costs and related fees associated with the Senior Subordinated Notes Private Placement. The net proceeds from Senior Subordinated Notes Private Placement were used to fund the acquisition of the North Ward Estes and Ancillary Properties and to repay a portion of the Company’s debt under its credit facility.

        Asset Retirement Obligations – To record the estimated asset retirement obligation related to the acquired North Ward Estes and Ancillary Properties.

        Production Participation Plan – To record the amounts immediately vested under the Company’s production participation plan, as a result of the North Ward Estes and Ancillary Properties acquisition. Under the terms of the production participation plan, employees over 65 years old vest immediately in their allocated percentage of the estimated discounted value of interests in oil and gas properties acquired or developed during the 2005 plan year, which will include property assets acquired during 2005.

        Long-Term Debt –To record the $250 million aggregate principal amount due as a result of the Senior Subordinated Notes Private Placement that was used to fund the North Ward Estes and Ancillary Properties acquisition. Further, to reflect repayment of $100 million in debt under the Company’s credit facility using the net proceeds available from the Common Stock Offering and Senior Subordinated Notes Private Placement, after the North Ward Estes and Ancillary Properties acquisition was fully funded.

        Deferred income taxes – To record the deferred income tax benefit associated with compensation expense recognized immediately under the Company’s production participation plan, as a result of North Ward Estes and Ancillary Properties acquisition.

        Additional Paid-In Capital and Common Stock – To record the issuance of 6,612,500 shares of the Company’s common stock at the public offering price of $43.60 per share, generating net proceeds of $277.0 million, after deducting approximately $11.3 million of estimated offering related fees and expenses, including the underwriting discount and commissions. To also record the Company’s issuance of 441,500 shares of the Company’s common stock to Celero at the closing of the North Ward Estes and Ancillary Properties.

3.     PRO FORMA ADJUSTMENTS FOR NINE MONTHS ENDED SEPTEMBER 30, 2005

        The following adjustments have been made to the accompanying unaudited condensed pro forma statement of operations for the nine months ended September 30, 2005:

        Depletion, Depreciation and Amortization – To record pro forma depletion expense giving effect to the acquisition of the Postle Properties (through August 4, 2005), the North Ward Estes and Ancillary Properties, and Other Properties (through respective acquisition dates). The expense was calculated using the unit-of-production method, based on estimated proved reserves and production by field, the capitalized purchase price for each acquisition, and asset retirement costs related to the properties acquired. To also record accretion of discount expense related to the estimated asset retirement obligations for wells and facilities acquired. Accretion expense has been adjusted to reflect the Company’s credit adjusted risk free rate.

        Exploration Expense – To record estimated exploration expense in connection with the Company’s efforts to exploit the reserve base of the properties acquired. The Company used historical rates of geological and geophysical expense incurred during the nine months ended September 30, 2005 on a per Mcfe basis. The Company did not include in this rate costs incurred during the nine months ended September 30, 2005 for exploratory dry holes in pro forma exploration expense.

        General and Administrative – To record incremental expenses for personnel and office expansion had the acquisitions of the Postle Properties, the North Ward Estes and Ancillary Properties, and Other Properties occurred as of January 1, 2005. This adjustment also includes the estimated costs related to the Company’s production participation plan. Under the terms of the production participation plan, for assets contributed to the 2005 plan year, the estimated discounted value of the plan year contributions must be expensed immediately for employees over 65 years old and amortized over five years for the majority of other employees.

        Interest Expense – To record interest expense and amortization of debt issuance costs for debt incurred under the Company’s credit facility to fund the acquisitions of the Postle Properties (through August 4, 2005) and the Green River Basin (through March 31, 2005), less all repayments of debt under the credit facility relating to net proceeds remaining from the Common Stock Offering and Senior Subordinated Notes Private Placement, after the North Ward Estes and Ancillary Properties acquisition was fully funded. The Company used current interest rates for borrowings under its facility. Each 1/8% change in the credit facility interest rate would affect income before income taxes by $0.2 million for the nine months ended September 30, 2005. Further, to record interest expense and amortization of debt issuance costs and fees related to the $250 million Senior Subordinated Notes Private Placement bearing interest at 7%.

        Income Taxes – To record income tax expense on pretax income from the Postle Properties (through August 4, 2005), the North Ward Estes and Ancillary Properties for the nine months ended September 30, 2005, and Other Properties (through respective acquisition dates), based on the Company’s statutory tax rate of 38.6%.

4.     PRO FORMA ADJUSTMENTS FOR YEAR ENDED DECEMBER 31, 2004

        The following adjustments have been made to the accompanying unaudited pro forma statement of operations for the year ended December 31, 2004:

        Depletion, Depreciation and Amortization – To record pro forma depletion expense from January 1, 2004 to December 31, 2004, giving effect to the Postle Properties, the North Ward Estes and Ancillary Properties, and Other Properties acquisitions. The expense was calculated using the unit-of-production method, based on estimated proved reserves and production by field, the capitalized purchase price for each acquisition, and asset retirement costs related to the properties acquired. To also record accretion of discount expense related to the estimated asset retirement obligations for wells and facilities acquired. Accretion expense has been adjusted to reflect the Company’s credit adjusted risk free rate.

        Exploration Expense – To record estimated exploration expense in connection with the Company’s efforts to exploit the reserve base of the properties acquired. The Company used historical rates of geological and geophysical expense incurred during 2005 on a per Mcfe basis to estimate the incremental exploration expense that would have been incurred had the Postle Properties, the North Ward Estes and Ancillary Properties, and Other Properties acquisitions occurred on January 1, 2004. The Company did not include costs incurred during 2005 for exploratory dry holes in this pro forma exploration expense rate.

        General and Administrative – To record incremental expenses for personnel and office expansion had the acquisitions of the Postle Properties, the North Ward Estes and Ancillary Properties, and Other Properties occurred as of January 1, 2004. This adjustment also includes the estimated costs related to the Company’s production participation plan. Under the terms of the production participation plan, the estimated discounted value of the plan year contributions must be expensed immediately for employees over 65 years old and amortized over five years for the majority of other employees.

        Interest Expense – To record interest expense and amortization of debt issuance costs for debt incurred under the Company’s credit facility to fund the acquisitions of the Postle Properties and the Green River Basin, less all repayments of debt under the credit facility relating to net proceeds remaining from the Common Stock Offering and Senior Subordinated Notes Private Placement, after the North Ward Estes and Ancillary Properties acquisition was fully funded. The Company used current interest rates for borrowings under its facility. Each 1/8% change in the credit facility interest rate would affect income before income taxes by $0.4 million for the year ended December 31, 2004. Further, to record interest expense and amortization of debt issuance costs and fees related to the $250 million Senior Subordinated Notes Private Placement bearing interest at 7%.

        Income Taxes – To record income tax expense on pretax income from the Postle Properties, the North Ward Estes and Ancillary Properties, and Other Properties, based on the Company’s statutory tax rate of 38.6%.